Exhibit 99.1

FOR IMMEDIATE RELEASE
September 25, 2006

TEXAS REGIONAL BANCSHARES, INC.
SHAREHOLDERS APPROVE MERGER WITH BBVA

MCALLEN, TEXAS—Texas Regional Bancshares, Inc. (Texas Regional or the Company) (NASDAQ: TRBS), bank holding company for Texas State Bank, announced that the Company’s shareholders approved its merger with Banco Bilbao Vizcaya Argentaria, S.A. (BBVA) at the Special Meeting of Shareholders held on September 25, 2006.  Over 99% of all votes cast were voted in favor of the transaction.  The votes cast in favor of the transaction constitute over 81% of all outstanding shares on August 8, 2006, the record date for the Special Meeting.  The consummation of the transaction, which remains subject to receipt of required regulatory approvals and satisfaction of customary closing conditions as described in the merger agreement, is expected to occur in the fourth quarter of 2006.

OTHER INFORMATION

As previously announced, Texas Regional has signed a definitive merger agreement for the acquisition of the Company by BBVA.  The definitive agreement has been filed with the Securities and Exchange Commission (SEC).  Texas Regional has also filed a proxy statement and other relevant documents concerning the proposed merger transaction with the SEC.  The proxy statement relates to the special meeting of the shareholders of Texas Regional held on September 25, 2006, at which meeting the agreement and plan of merger with BBVA was approved and adopted by the shareholders.  The definitive agreement, proxy statement, and the other information contain important information concerning the transaction.  Investors are urged to read the definitive agreement and the proxy statement and all other relevant documents filed with the SEC.  You may obtain the documents at no charge at the website maintained by the SEC at www.sec.gov.  In addition, you may obtain copies of documents filed with the SEC by Texas Regional at no charge by contacting John A. Martin, Chief Financial Officer, Texas Regional Bancshares, Inc., 3900 North Tenth Street, Eleventh Floor, McAllen, Texas  78501.  Mr. Martin can also be reached by telephone at (956) 631-5400.

Texas Regional is a McAllen-based bank holding company whose stock trades on The NASDAQ Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts a commercial banking business through over 70 banking centers across Texas primarily located in the metropolitan areas of Beaumont-Port Arthur, Brownsville-Harlingen-San Benito, Corpus Christi, Dallas, Houston, McAllen-Edinburg-Mission and Tyler.

This release and other information are available on Texas Regional’s website at www.trbsinc.com. The information available on Texas Regional’s website can also be obtained at no charge from John A. Martin, Chief Financial Officer, at the address and telephone number indicated above.

FORWARD-LOOKING INFORMATION

This release, information filed by Texas Regional with the SEC, and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from mergers, and information related to Texas Regional’s proposed transaction with BBVA), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information, please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at Texas Regional’s website at www.trbsinc.com and the SEC’s website at www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or John A. Martin, Chief Financial Officer, at (956) 631-5400, both of Texas Regional.